Exhibit 99.1

Contact:	For Media:	John Calagna
(212) 578-6252

	For Investors:	Edward Spehar
(212) 578-7888

RICARDO ANZALDUA TO JOIN METLIFE AS GENERAL COUNSEL

NEW YORK, December 11, 2012 – MetLife, Inc. (NYSE: MET) announced today that Ricardo A. Anzaldua, 59, will join the company as general counsel, effective December 17, 2012. He will report to Chairman, President and Chief Executive Officer Steven A. Kandarian and become a member of MetLife’s executive group.

Anzaldua will lead the company’s global legal operations, and oversee MetLife’s government relations and public policy department, corporate secretary’s office and corporate ethics and compliance group. He will succeed Nicholas D. Latrenta who, after a 43-year career at MetLife, announced earlier this year his plans to retire.

“As a company with businesses around the world, MetLife operates in multiple and often complex legal and regulatory environments,” said Kandarian. “Ricardo’s significant experience as an advisor in legal, financial and transactional matters, along with his industry knowledge, will make him a valuable resource to MetLife, our customers and our shareholders.”

Anzaldua joins MetLife from The Hartford Financial Services Group where he was associate general counsel and senior vice president. At The Hartford, he provided counsel on commercial and consumer markets and served as legal advisor for the company’s group benefits business. He joined the company in 2007 as director, corporate law, and corporate secretary. He also co-chaired the diversity committee of The Hartford’s law department.

Prior to The Hartford, Anzaldua was corporate partner at Cleary, Gottlieb, Steen & Hamilton LLP. His practice areas included general corporate transactions, corporate governance, and negotiating international trade agreements.

Anzaldua has been published in legal journals and served as publications director for the Center for U.S.-Mexican Studies. Anzaldua earned his bachelor’s from Brown University and his law degree from Harvard Law School.

MetLife, Inc. is a leading global provider of insurance, annuities and employee benefit programs, serving 90 million customers. Through its subsidiaries and affiliates, MetLife holds leading market positions in the United States, Japan, Latin America, Asia, Europe and the Middle East. For more information, visit www.metlife.com.

This press release may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of MetLife, Inc., its subsidiaries and affiliates. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in MetLife, Inc.’s most recent Annual Report on Form 10-K (the “Annual Report”) filed with the U.S. Securities and Exchange Commission (the “SEC”), Quarterly

Reports on Form 10-Q filed by MetLife, Inc. with the SEC after the date of the Annual Report under the captions “Note Regarding Forward-Looking Statements” and “Risk Factors,” and other filings MetLife, Inc. makes with the SEC. MetLife, Inc. does not undertake any obligation to publicly correct or update any forward-looking statement if we later become aware that such statement is not likely to be achieved. Please consult any further disclosures MetLife, Inc. makes on related subjects in reports to the SEC.

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